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                                                                     Exhibit 21

                               BULOVA CORPORATION

                         Subsidiaries of the Registrant

                               December 31, 1997

                                   Organized under
    Name of Subsidiary               the Laws of              Business Names
    ------------------             ---------------            --------------

Bulova Watch Company Limited           Canada                      Bulova

  The names of certain subsidiaries which, if considered as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X have been omitted.
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